Exhibit 10.2

STOCKHOLDER SUPPORT AGREEMENT

This STOCKHOLDER SUPPORT AGREEMENT (this “Agreement”), dated as of [●], 2023, is made by and among (i) Seaport Global Acquisition II Corp., a Delaware corporation (“Acquiror”), (ii) American Battery Materials, Inc., a Delaware corporation (the “Company”), and (iii) the undersigned holders (each a “Supporting Company Stockholder” and collectively, the “Supporting Company Stockholders”) of common stock, par value $0.001 per share (“Company Common Stock”), and/or preferred stock, par value $0.001 per share (“Company Preferred Stock”), as applicable (collectively, the “Company Shares”), of the Company. Acquiror, the Company and the Supporting Company Stockholders shall be referred to herein from time to time collectively as the “parties”. Capitalized terms used but not otherwise defined herein, including capitalized terms used in any provision incorporated herein pursuant to Section 10 hereof, shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Acquiror, Lithium Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (the “Merger Sub”), and the Company entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, at the Effective Time, (a) Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will be the Surviving Company and a wholly owned subsidiary of Acquiror (the “Merger”) and (b) Acquiror will change its name as provided in the Merger Agreement;

WHEREAS, each Supporting Company Stockholder is the record and beneficial owner of the number of Company Shares set forth on the signature page hereto (together with any other equity securities of the Company that the Supporting Company Stockholder holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership of after the date hereof, collectively, the “Subject Company Securities”); and

WHEREAS, each of the Supporting Company Stockholders acknowledges and agrees that Acquiror would not have entered into and agreed to consummate the transactions contemplated by the Merger Agreement without Acquiror, the Company and the Supporting Company Stockholders entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, each intending to be legally bound, hereby agree as follows:

1. Agreement to Vote. At the special meeting, or any other meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, each Supporting Company Stockholder irrevocably and unconditionally agrees that it shall (a) appear at each such meeting or otherwise cause all of its Subject Company Securities to be counted as present thereat for purposes of calculating a quorum and (b) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Subject Company Securities:

a. in favor of each matter set forth in the Company Stockholder Consent, including the approval and adoption of the Merger Agreement and the Transactions (including the Merger) (collectively, the “Stockholder Consent Matters”);

b. against any Acquisition Proposal (in each case, other than the transactions contemplated by the Merger Agreement);

c. against any merger agreement or merger (other than the Merger Agreement and the Transactions, including the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company; and

d. against any proposal, action or agreement that would reasonably be expected to (i) prevent, materially impede or materially delay the consummation of the transactions contemplated by the Merger Agreement, including the Merger, or (ii) result in any liquidation, dissolution or other change in the Company’s corporate structure or business other than as contemplated by the Merger Agreement.

2. No Inconsistent Action or Agreement.

a. Each Supporting Company Stockholder hereby agrees that such Supporting Company Stockholder shall not commit or agree to take any action inconsistent with the foregoing, regardless of whether or not the Merger or any other transaction contemplated by the Merger Agreement or any action described above is recommended by the Company’s board of directors.

b. Each Supporting Company Stockholder hereby represents and covenants that such Supporting Company Stockholder has not entered into, and shall not (i) enter into any agreement that would restrict, limit or interfere, with the performance of each Supporting Company Stockholder’s obligations hereunder, including any voting agreement or voting trust with respect to any of the Company Shares that is inconsistent with such Supporting Company Stockholder’s obligations hereunder, (ii) grant a proxy or power of attorney with respect to any of the Subject Company Securities that is inconsistent with such Supporting Company Stockholder’s obligations hereunder or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would adversely effect, interfere with, or prohibit or prevent it from satisfying, such Supporting Company Stockholder’s obligations hereunder.

3. No Litigation. Each Supporting Company Stockholder hereby agrees not to commence, maintain or participate in, or facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, suit, proceeding or cause of action, in law or in equity, in any court or before any Governmental Authority (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby (including any claim seeking to enjoin or delay the consummation of the Merger), (b) alleging a breach of any fiduciary duty of any Person or alleging that any Person aided or abetted any breach of any fiduciary duty of any Person in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby, or (c) otherwise relating to the Merger Agreement, this Agreement or the Merger or other transactions contemplated hereby or thereby.

4. Supporting Company Stockholder Representations and Warranties. Each Supporting Company Stockholder represents and warrants to Acquiror and the Company as follows:

a. Such Supporting Company Stockholder is (i) an exempted company, corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable) or (ii) an individual.

b. If such Supporting Company Stockholder is not an individual, such Supporting Company Stockholder has the requisite exempted company, corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. If such Supporting Company Stockholder is an individual, such Supporting Company Stockholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary exempted company, corporate, limited liability company or other similar action on the part of such Supporting Company Stockholder. This Agreement has been duly and validly executed and delivered by such Supporting Company Stockholder and constitutes the valid, legal and binding agreements of such Supporting Company Stockholder (assuming this Agreement has been, upon execution hereof, duly authorized, executed and delivered by the other Persons party hereto), enforceable against each Supporting Company Stockholder in accordance with its terms (except as enforceability is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

c. Such Supporting Company Stockholder is the record and/or beneficial owner (as defined in the Securities Act) of, and has good title to, all of the Subject Company Securities and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Company Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Company Securities, other than Liens pursuant to this Agreement or the Merger Agreement. The Subject Company Securities are the only capital stock or other equity interests in the Company owned of record and/or beneficially by such Supporting Company Stockholder on the date of this Agreement, and none of such Subject Company Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Company Securities other than this Agreement. Except as set forth below such Supporting Company Stockholder’s name on the signature page hereto, such Supporting Company Stockholder does not hold or own any rights, options, warrants to acquire (directly or indirectly) any capital stock or other equity interests of the Company or any capital stock or other equity interests, debt or loans convertible into, or which can be exchanged for, capital stock or other equity interests of the Company.

d. The execution and delivery of this Agreement by such Supporting Company Stockholder does not, and the performance by such Supporting Company Stockholder of its obligations hereunder will not (i) violate any provision of, or result in the breach of, any Law to which such Supporting Company Stockholder is subject or by which any property or asset of such Supporting Company Stockholder is bound, (ii) conflict with or result in a violation of the organizational documents of such Supporting Company Stockholder, or (iii) violate any provision of or result in breach, default or acceleration under any Contract binding upon such Supporting Company Stockholder or, if such Supporting Company Stockholder is an entity, its capital stock or other equity interests or, require any consent or approval that has not been given or other action that has not been taken by any Person, except in the case of clause (i) or (iii) directly above, as would not reasonably be expected to prevent, enjoin or materially delay the performance by such Supporting Company Stockholder of its obligations under this Agreement.

e. No consent, notice, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of such Supporting Company Stockholder with respect to such Supporting Company Stockholder’s execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, except for filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act.

f. As of the date hereof, there are no Actions pending against such Supporting Company Stockholder, or to the knowledge of such Supporting Company Stockholder threatened against such Supporting Company Stockholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Supporting Company Stockholder of its obligations under this Agreement.

5. Non-Solicitation. Each Supporting Company Stockholder acknowledges that such Supporting Company Stockholder has read Section 8.03 of the Merger Agreement. In addition, each Supporting Company Stockholder agrees that the restrictions imposed on the Company pursuant to Section 8.03 of the Merger Agreement shall be binding on such Supporting Company Stockholder mutates mutandis and further agrees not to take or omit to take (and agrees to cause its Affiliates and its and their respective Representatives not to take), directly or indirectly, any action that would violate Section 8.03 of the Merger Agreement if such action were taken or omitted to be taken by the Company.

6. Termination. This Agreement shall automatically terminate, without any notice or other action by any party, and be void ab initio upon the earlier of (a) the Effective Time, and (b) the termination of the Merger Agreement in accordance with Article 10 thereof. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to this Section 6 shall not affect any liability on the part of any party for any breach of any covenant or agreement set forth in this Agreement prior to such termination. This Section 6, together with Sections 7 through 10 of this Agreement, shall survive any termination of this Agreement.

7. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties, partners or participants in a joint venture.

8. Notices to Each Supporting Company Stockholder. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof), e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the address set forth below each Supporting Company Stockholder’s name on the signature page to this Agreement.

9. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10. Incorporation by Reference. Each Supporting Company Stockholder expressly agrees to be bound by the provisions of Sections 11.01 (Waiver), 11.02 (Notices) (except as to such Supporting Company Stockholder), 11.03 (Assignment), 11.05 (Expenses), 11.06 (Governing Law), 11.07 (Captions; Counterparts), 11.09 (Entire Agreement), 11.10 (Amendments), 11.11 (Severability), 11.12 (Jurisdiction; Waiver of Trial by Jury), 11.13 (Enforcement), 11.14 (Non-Recourse), 11.15 (Nonsurvival of Representations, Warranties and Covenants) and 11.16 (Acknowledgments) of the Merger Agreement as if an original party thereto, and that such provisions are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

SEAPORT GLOBAL ACQUISITION II CORP.

By:
	Name:	Stephen C. Smith
	Title:	Chief Executive Officer

AMERICAN BATTERY MATERIALS, INC.

By:
	Name:	David Graber
	Title:	Co-Chief Executive Officer

SUPPORTING COMPANY STOCKHOLDERS

ADAM LIPSON

Shares of Company Common Stock: 453,898,791
Share of Company Preferred Stock: 50,000

DAVID GRABER

Shares of Company Common Stock: 162,682,428
Share of Company Preferred Stock: -0-

COBRADOR MULTI-STRATEGY PARTNERS, LP

By:
Name:
Title:

Shares of Company Common Stock: 1,038,458,465
Share of Company Preferred Stock: -0-

[Siganture Page to Stockholder Support Agreement]

SEBASTIAN LUX

Shares of Company Common Stock: 34,680,437
Share of Company Preferred Stock: -0-

JUSTIN VORWERK

Shares of Company Common Stock: 1,833,333
Share of Company Preferred Stock: -0-

JARED LEVINTHAL

Shares of Company Common Stock: 1,966,667
Share of Company Preferred Stock: -0-

ANDREW SUCKLING

Shares of Company Common Stock: 1,666,667
Share of Company Preferred Stock: -0-

DYLAN GLENN

Shares of Company Common Stock: 1,666,667
Share of Company Preferred Stock: -0-

[Siganture Page to Stockholder Support Agreement]